Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-239415 on Form S-1 of our report dated May 22, 2020, (July 20, 2020 as to the effects of the reverse stock split described in Note 14) relating to the financial statements of iTeos Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL

Zaventem, Belgium

July 20, 2020